Exhibit 99.1

INVESTOR UPDATE – September 18, 2008

Guidance:

3Q08 (estimate)

Non-passenger revenue	~$750 million (up 25%)

Operating margin	1 – 3%

Fuel price, including taxes and hedges	$3.51

3Q08 (estimate) vs. 3Q07

Passenger RASM	Up 9 – 10%

Mainline unit cost – excluding fuel and related taxes and special items	Up 1 – 3%

System capacity	Down 1%
Domestic	Down 12%
International	Up 15%

General Comments:

•	Liquidity – Delta expects to end the December 2008 quarter with a liquidity balance of $3.1 billion, including its fully drawn $1 billion revolving credit facility.

•	Fuel hedges – As of September 10, 2008, Delta held the following fuel hedges related to its estimated fuel consumption:

	Percent Hedged	Jet Fuel Equivalent Cap
Q4 2008	59%	$3.42
Q1 2009	51%	$3.57
Q2 2009	28%	$3.50
Q3 2009	22%	$3.40
Q4 2009	16%	$3.11
2009	29%	$3.45
2010	5%	$2.93

•	Revenue and demand trends – Most industry capacity cuts did not begin until after Labor Day, so the full effect on demand and yield remains to be seen. However, in the month of September:
-	Booked load factors are well ahead of last year for system and domestic, and are about flat internationally;
-	We expect double digit RASM growth year over year in both domestic and international regions;
-	International yields are expected to be extremely strong across the board, but particularly in Latin American markets;
-
We have continued to see some softening of close-in business demand (< 30 days) where business travelers have shifted to booking further out to take advantage of lower fares.  However, close-in demand has been building recently and is stronger than in the July-August timeframe.

•	Taxes – Delta’s effective tax rate for reporting purposes is expected to be 0% for the September 2008 quarter.

•	Share count – Delta expects approximately 396 million diluted weighted average shares outstanding for the period July 1, 2008 – September 30, 2008.

INVESTOR UPDATE – September 18, 2008

Non-GAAP Reconciliations:
•
Delta's unit cost, or cost per available seat mile (CASM), excludes expenses related to Delta's providing maintenance and staffing services to third parties as these costs are not associated with the generation of a seat mile.

•	Delta presents mainline CASM excluding fuel expense and related taxes because management believes high fuel prices mask the progress achieved toward its business plan targets.

	September 2008 Quarter
	Current Projection

Mainline CASM projection	12.31	¢	12.44	¢
Items excluded:
Aircraft maintenance and staffing services to third parties	(0.45)		(0.45)
Mainline CASM projection excluding items not
related to generation of a seat mile	11.86	¢	11.99	¢
Fuel expense and related taxes	(5.29)		(5.29)
Mainline CASM projection excluding fuel expense
and related taxes	6.57	¢	6.70	¢
Change year-over-year in Mainline CASM excluding
fuel expense and related taxes	1%		3%

Forward-looking Statements

Statements in this investor update that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the impact that our indebtedness will have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in our operations; our ability to retain management and key employees; the ability of our credit card processors to take significant holdbacks in certain circumstances; the effects of terrorist attacks; and competitive conditions in the airline industry.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in Delta’s Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and Form 10-Q for the quarterly period ended June 30, 2008. Caution should be taken not to place undue reliance on Delta’s forward-looking statements, which represent Delta’s views only as of September 18, 2008, and which Delta has no current intention to update.

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